NEW JERSEY RESOURCES CORPORATION
2007 Stock Award and Incentive Plan
Performance Shares Agreement (NFE)

This Performance Shares Agreement (the “Agreement”), which includes the attached “Terms and Conditions of Performance Shares” (the “Terms and Conditions”) and the attached Exhibit A captioned “Performance Goal and Earning of Performance Shares”, confirms the grant on ___________, 2014, (the “Grant Date”) by NEW JERSEY RESOURCES CORPORATION, a New Jersey corporation (the “Company”), to _____________________ (“Employee”), under Sections 6(e), 6(i) and 7 of the 2007 Stock Award and Incentive Plan (the “Plan”), of Performance Shares (the “Performance Shares”), including rights to Dividend Equivalents as specified herein, as follows:

Target Number Granted: ____ Performance Shares (“Target Number”)

How Performance Shares are Earned and Vest: The Performance Shares, if not previously forfeited, (i) will be earned, if and to the extent that the Performance Goal defined on Exhibit A to this Agreement is achieved, with the corresponding number of Performance Shares earned (ranging from 0% to 150% of the Target Number) as specified on Exhibit A, on the date set forth on Exhibit A (the “Earning Date”) and (ii) will vest as to the number of Performance Shares earned if Employee remains employed by the Company or a Subsidiary from the Grant Date through the Earning Date (the “Stated Vesting Date”). To the extent vested, all earned Performance Shares shall be settled within 60 days of the Stated Vesting Date. In addition, if not previously forfeited or payable, upon a Change in Control, the Performance Shares (i) will be earned in an amount equal to the Target Number of the Performance Shares and (ii) will (A) immediately vest on the Change in Control with respect to such earned Performance Shares and will be settled within 60 days thereafter, if Employee remains employed by the Company or a Subsidiary from the Grant Date through the Change in Control and no provision is made for the continuance, assumption or substitution of the Performance Shares by the Company or its successor in connection with the Change in Control, or (B) vest on the Stated Vesting Date with respect to such earned Performance Shares and will be settled within 60 days thereafter, if Employee remains employed by the Company or a Subsidiary from the Grant Date through the Stated Vesting Date and provision is made for the continuance, assumption or substitution of the Performance Shares by the Company or its successor in connection with the Change in Control. In addition, if not previously forfeited or payable, the Performance Shares will become earned and/or vested upon the occurrence of certain events relating to Retirement and/or Termination of Employment to the extent provided in Section 4 of the attached Terms and Conditions. The terms “vest” and “vesting” mean that the Performance Shares have become non-forfeitable in relation to Employee’s employment but may continue to be subject to a substantial risk of forfeiture based on the Performance Goal to the extent provided in Section 4 of the attached Terms and Conditions. If the Performance Goal is not met (or not fully met) to the extent provided in Section 4 of the attached Terms and Conditions, the Performance Shares (or the unearned portion of the Performance Shares) will be immediately forfeited (whether vested or not). If Employee has a Termination of Employment prior to a Stated Vesting Date and the Performance Shares are not otherwise vested by that date, the Performance Shares will be immediately forfeited except as otherwise provided in Section 4 of the attached Terms and Conditions. Forfeited Performance Shares cease to be outstanding and in no event will thereafter result in any delivery of shares of Stock to Employee.

FY 2015 Performance Share Agreement (Cumulative NFE) FINAL:74352_1

Performance Goal and Earning Date: The Performance Goal and Earning Date, and the number of Performance Shares earned for specified levels of performance at the Earning Date, shall be as specified in Exhibit A hereto.

Settlement: Performance Shares that are to be settled hereunder, including Performance Shares credited as a result of Dividend Equivalents, will be settled by delivery of one share of Stock, for each Performance Share being settled. Settlement shall occur at the time specified above and in Section 6 of the attached Terms and Conditions.

The Performance Shares are subject to the terms and conditions of the Plan and this Agreement, including the Terms and Conditions of Performance Shares attached hereto and deemed a part hereof. The number of Performance Shares and the kind of shares deliverable in settlement and other terms and conditions of the Performance Shares are subject to adjustment in accordance with Section 5 of the attached Terms and Conditions and Section 11(c) of the Plan.

Employee acknowledges and agrees that (i) the Performance Shares are nontransferable, except as provided in Section 3 of the attached Terms and Conditions and Section 11(b) of the Plan, (ii) the Performance Shares are subject to forfeiture in the event of Employee’s Termination of Employment in certain circumstances prior to vesting, as specified in Section 4 of the attached Terms and Conditions, and (iii) sales of shares of Stock delivered upon settlement of the Performance Shares will be subject to any Company policy regulating trading by employees.

Capitalized terms used in this Agreement but not defined herein shall have the same meanings as in the Plan.

IN WITNESS WHEREOF, NEW JERSEY RESOURCES CORPORATION has caused this Agreement to be executed by its officer thereunto duly authorized.

NEW JERSEY RESOURCES CORPORATION

By:_____________________
[NAME]
[Title]

Officer’s Name

____________________
[NAME]
[Title]

TERMS AND CONDITIONS OF PERFORMANCE SHARES

The following Terms and Conditions apply to the Performance Shares granted to Employee by NEW JERSEY RESOURCES CORPORATION (the “Company”) and Performance Shares resulting from Dividend Equivalents (as defined below), if any, as specified in the Performance Shares Agreement (of which these Terms and Conditions form a part). Certain terms of the Performance Shares, including the number of Performance Shares granted, vesting date(s) and settlement date, are set forth on the cover page hereto and Exhibit A, which are an integral part of this Agreement.

1. General. The Performance Shares are granted to Employee under the Company’s 2007 Stock Award and Incentive Plan (the “Plan”), which has been previously delivered to Employee and/or is available upon request to the Human Resources Department. All of the applicable terms, conditions and other provisions of the Plan are incorporated by reference herein. Capitalized terms used in this Agreement but not defined herein shall have the same meanings as in the Plan. If there is any conflict between the provisions of this document and mandatory provisions of the Plan, the provisions of the Plan govern. By accepting the grant of the Performance Shares, Employee agrees to be bound by all of the terms and provisions of the Plan (as presently in effect or later amended), the rules and regulations under the Plan adopted from time to time, and the decisions and determinations relating to the Plan and grants thereunder of the Leadership Development and Compensation Committee of the Company’s Board of Directors (the “Committee”) made from time to time.

2. Account for Employee. The Company shall maintain a bookkeeping account for Employee (the “Account”) reflecting the number of Performance Shares then credited to Employee hereunder as a result of such grant of Performance Shares and any crediting of additional Performance Shares to Employee pursuant to dividends paid on shares of Stock under Section 5 hereof (“Dividend Equivalents”).

3. Nontransferability. Until Performance Shares are settled by delivery of shares of Stock in accordance with the terms of this Agreement, Employee may not transfer Performance Shares or any rights hereunder to any third party other than by will or the laws of descent and distribution, except for transfers to a Beneficiary or as otherwise permitted and subject to the conditions under Section 11(b) of the Plan.

4. Termination Provisions. The following provisions will govern the earning, vesting and forfeiture of the Performance Shares that are outstanding at the time of Employee’s Termination of Employment (as defined below) (i) by the Company without Cause (as defined below) or by the Employee for Good Reason (as defined below), in either case during the CIC Protection Period (as defined below), or (ii) due to death or Disability (as defined below) or (iii) when Employee is or becomes eligible to terminate employment due to Retirement (as defined below), unless otherwise determined by the Committee (subject to Section 8(a) hereof):

(a) Death. In the event of Employee’s Termination of Employment due to death, the Performance Shares, to the extent not earned previously, will be earned at the date of Employee's Termination of Employment in an amount equal to the Target Number of Performance Shares. A Pro Rata Portion (as defined below) of the Performance Shares earned on or before the Employee’s Termination of Employment due to death (whether in connection with the Employee's Termination of Employment due to death, upon a Change in Control where provision is made for the continuance, assumption or substitution of the Performance Shares by the Company or its successor in connection with the Change in Control or otherwise), to the extent not vested previously, will vest at the date of the Employee’s Termination of Employment due to death, and such earned and vested Performance Shares will be settled in accordance with Section 6(a) hereof. Any portion of the then-outstanding Performance Shares not earned and vested at or before the date of Employee’s Termination of Employment due to death will be forfeited.

(b) Termination by the Company or by the Employee. In the event of Employee’s Termination of Employment by the Company without Cause within the CIC Protection Period and other than for Disability, or by Employee for Good Reason within the CIC Protection Period, a Pro Rata Portion of the Performance Shares to the extent earned previously (upon an earlier Change in Control where provision is made for the continuance, assumption or substitution of the Performance Shares by the Company or its successor in connection with the Change in Control or otherwise), to the extent not vested previously, will vest at the time of Employee’s Termination of Employment, and such earned and vested Performance Shares will be settled in accordance with Section 6(a) hereof. In the event of Employee’s Termination of Employment (i) by the Company for Cause and other than for Disability, (ii) by the Company for any reason other than Disability prior to or after the CIC Protection Period, (iii) by Employee (other than for Good Reason or upon a Retirement), or (iv) by Employee (other than upon a Retirement) before or after the CIC Protection Period, the portion of the then-outstanding Performance Shares not earned and vested at the date of such Termination of Employment will be forfeited.

(c) Retirement or Disability. In the event of Employee’s Termination of Employment by the Company for Disability, a Pro Rata Portion (as defined below) of the Performance Shares, to the extent not earned previously, that may become earned on the Earning Date, to the extent not previously vested, will vest at the date of Employee’s Termination of Employment by the Company for Disability, and such vested Performance Shares will continue to be subject to the Performance Goal and will be eligible to be earned and settled in accordance with Section 6(a) hereof. In the event of Employee’s Termination of Employment by the Company for Disability, a Pro Rata Portion of the Performance Shares to the extent earned previously (upon an earlier Change in Control where provision is made for the continuance, assumption or substitution of the Performance Shares by the Company or its successor in connection with the Change in Control or otherwise), to the extent not vested previously, will vest at the time of Employee’s Termination of Employment by the Company for Disability, and such earned and vested Performance Shares will be settled in accordance with Section 6(a) hereof. In the event the Employee is or becomes eligible to terminate employment due to Retirement, a Pro Rata Portion of the Performance Shares that have not become earned previously, to the extent not previously vested, will vest (i) at the time the Employee first becomes eligible to terminate employment due to Retirement (if after the Grant Date) and (ii) at the end of each calendar month (after the Grant Date) following the time the Employee is or becomes eligible to terminate employment due to Retirement and preceding the Employee's Termination of Employment, and such vested Performance Shares will continue to be subject to the Performance Goal and will be eligible to be earned and settled in accordance with Section 6(a) hereof. In the event Employee is or becomes eligible to terminate employment due to Retirement, a Pro Rata Portion of the Performance Shares to the extent earned previously (upon an earlier Change in Control where provision is made for the continuance, assumption or substitution of the Performance Shares by the Company or its successor in connection with the Change in Control or otherwise), to the extent not vested previously, will vest (i) at the time the Employee first becomes eligible to terminate employment due to Retirement (if after the Grant Date) and (ii) at the end of each calendar month (after the Grant Date) following the time the Employee is or first becomes eligible to terminate employment due to Retirement and preceding the Employee's Termination of Employment. Any portion of the then-outstanding Performance Shares not vested at or before the date of such Termination of Employment will be forfeited.

(d) Certain Definitions. The following definitions apply for purposes of this Agreement:

(i)    “Cause” has the same definition as under any employment or similar agreement between the Company and Employee or, if no such agreement exists or if such agreement does not contain any such definition, Cause means (i) Employee’s conviction of a felony or the entering by Employee of a plea of nolo contendere to a felony charge, (ii) Employee’s gross neglect, willful malfeasance or willful gross misconduct in connection with his or her employment which has had a significant adverse effect on the business of the Company and its subsidiaries, unless Employee reasonably believed in good faith that such act or non-act was in or not opposed to the best interest of the Company, or (iii) repeated material violations by Employee of the duties and obligations of Employee’s position with the Company which have continued after written notice thereof from the Company, which violations are demonstrably willful and deliberate on Employee’s part and which result in material damage to the Company’s business or reputation.

(ii)    “CIC Protection Period” means the two-year period beginning on the date of a Change in Control and ending on the day before the second annual anniversary of the date of the Change in Control.

(iii)    “Disability” means Employee has been incapable of substantially fulfilling the positions, duties, responsibilities and obligations of his employment because of physical, mental or emotional incapacity resulting from injury, sickness or disease for a period of at least six consecutive months. The Company and Employee shall agree on the identity of a physician to resolve any question as to Employee’s disability. If the Company and Employee cannot agree on the physician to make such determination, then the Company and Employee shall each select a physician and those physicians shall jointly select a third physician, who shall make the determination. The determination of any such physician shall be final and conclusive for all purposes of this Agreement. Only the Company can initiate a Termination of Employment due to Disability.

(iv)    “Good Reason” has the same definition as under any employment or similar agreement between the Company and Employee; but, if no such agreement exists or if any such agreement does not contain or reference any such definition, Good Reason shall not apply to the Employee for purposes of this Agreement.

(v)     “Pro Rata Portion” means (A) for Performance Shares that may become earned on the Earning Date after the Employee's Termination of Employment by the Company for Disability or in the event of Employee’s Termination of Employment due to death or by the Company for Disability, by the Company without Cause within the CIC Protection Period and other than for Disability, or by Employee for Good Reason within the CIC Protection Period, a fraction the numerator of which is the number of days from the first day of the 36-month earning period specified on Exhibit A to the date of Employee’s Termination of Employment due to death or by the Company for Disability, by the Company without Cause within the CIC Protection Period and other than for Disability, or by Employee for Good Reason within the CIC Protection Period, and the denominator of which is the number of days from the first day of such 36-month earning period to the Earning Date, (B) (x) for Performance Shares that will vest in connection with the time the Employee first becomes eligible to terminate employment due to Retirement (if after the Grant Date), a fraction the numerator of which is the number of days that have elapsed from the first day of such 36-month earning period to the end of the calendar month (after the Grant Date) coinciding with or immediately preceding the time the Employee first becomes eligible to terminate employment due to Retirement (if after the Grant Date) and the denominator of which is the number of days from the first day of such 36-month earning period to the Earning Date, and (y) for Performance Shares that will vest after the time the Employee is or first becomes eligible to terminate employment due to Retirement, a fraction the numerator of which is the number of days from the end of the immediately preceding calendar month with respect to which a Pro Rata Portion of the Performance Shares vested (or if none, the first day of the 36-month earning period specified on Exhibit A) to the end of the calendar month (after the Grant Date) with respect to which another Pro Rata Portion of the Performance Shares is to vest and the denominator of which is the number of days from the first day of such 36-month earning period to the Earning Date.

(vi)     “Retirement” means the Employee has attained age 65, or age 55 with 20 or more years of service.

(vii)     “Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code (“Section 424(f) Corporation”) and any partnership, limited liability company or joint venture in which either the Company or Section 424(f) Corporation is at least a fifty percent (50%) equity participant.

(vii)     “Termination of Employment” and “Termination” means the earliest time at which Employee is not employed by the Company or a Subsidiary of the Company.

(e) Termination by the Company for Cause. In the event of Employee’s Termination of Employment by the Company for Cause, the portion of the then-outstanding Performance Shares not earned and vested prior to such time will be forfeited immediately upon notice to Employee that the Company is terminating the Employee’s employment for Cause.

5. Dividend Equivalents and Adjustments.

(a) Dividend Equivalents. Dividend Equivalents will be credited on Performance Shares (other than Performance Shares that, at the relevant record date, previously have been settled or forfeited) and deemed converted into additional Performance Shares. Dividend Equivalents will be credited as follows, except that the Company may vary the manner of crediting (for example, by crediting cash dividend equivalents rather than additional Performance Shares) for administrative convenience:

(i) Cash Dividends. If the Company declares and pays a dividend or distribution on shares of Stock in the form of cash, then additional Performance Shares shall be credited to Employee’s Account in lieu of payment or crediting of cash dividend equivalents equal to the number of Performance Shares credited to the Account as of the relevant record date multiplied by the amount of cash paid per share of Stock in such dividend or distribution divided by the Fair Market Value of a share of Stock at the payment date for such dividend or distribution.

(ii) Non-Share Dividends. If the Company declares and pays a dividend or distribution on shares of Stock in the form of property other than shares of Stock, then a number of additional Performance Shares shall be credited to Employee’s Account as of the payment date for such dividend or distribution equal to the number of Performance Shares credited to the Account as of the record date for such dividend or distribution multiplied by the fair market value of such property actually paid as a dividend or distribution on each outstanding share of Stock at such payment date, divided by the Fair Market Value of a share of Stock at such payment date.

(iii) Share Dividends and Splits. If the Company declares and pays a dividend or distribution on shares of Stock in the form of additional shares of Stock, or there occurs a forward split of shares of Stock, then a number of additional Performance Shares shall be credited to Employee’s Account as of the payment date for such dividend or distribution or forward split equal to the number of Performance Shares credited to the Account as of the record date for such dividend or distribution or split multiplied by the number of additional shares of Stock actually paid as a dividend or distribution or issued in such split in respect of each outstanding share of Stock.

(b) Adjustments. The number of Performance Shares credited to Employee’s Account shall be appropriately adjusted in order to prevent dilution or enlargement of Employee’s rights with respect to Performance Shares or to reflect any changes in the number of outstanding shares of Stock resulting from any event referred to in Section 11(c) of the Plan, taking into account any Performance Shares credited to Employee in connection with such event under Section 5(a) hereof. In furtherance of the foregoing, in the event of an equity restructuring, as defined in ASC Topic 718, which affects the shares of Stock, Employee shall have a legal right to an adjustment to Employee’s Performance Shares which shall preserve without enlarging the value of the Performance Shares, with the manner of such adjustment to be determined by the Committee in its discretion. All adjustments will be made in a manner as to maintain the Performance Share’s exemption from Code Section 409A or, to the extent Code Section 409A applies, to comply with Code Section 409A. Any adjustments shall be subject to the requirements and restrictions set forth in Section 11(c) of the Plan.

(c) Risk of Forfeiture and Settlement of Performance Shares Resulting from Dividend Equivalents and Adjustments. Performance Shares which directly or indirectly result from Dividend Equivalents on or adjustments to a Performance Share granted hereunder shall be subject to the same risk of forfeiture and other conditions as apply to the granted Performance Shares with respect to which the Dividend Equivalents related and will be settled at the same time as such related Performance Shares.

6. Settlement and Deferral.

(a) Settlement Date. Performance Shares granted hereunder that have become earned and vested, together with Performance Shares credited as a result of Dividend Equivalents with respect thereto, shall be settled by delivery of one share of Stock for each Performance Share being settled. Settlement of a vested Performance Share granted hereunder shall occur at the Earning Date (with shares to be delivered within 60 days after the Earning Date); provided, however, that settlement of earned Performance Shares shall occur earlier (i) within 60 days after the date of death of Employee, (ii) if no provision is made for the continuance, assumption or substitution of the Performance Shares by the Company or its successor in connection with a Change in Control within 60 days after the Change in Control or (iii) within 60 days after the time the earned Performance Shares become vested in connection with the Employee's Termination of Employment or when the Employee is or becomes eligible to terminate employment due to Retirement; and provided further, that settlement shall be deferred if so elected by Employee in accordance with Section 6(b) hereof subject to Section 6(c) hereof. Settlement of Performance Shares which directly or indirectly result from Dividend Equivalents on Performance Shares granted hereunder shall occur at the time of settlement of the related Performance Share.

(b) Elective Deferral. The Committee may determine to permit Employee to elect to defer settlement (or redefer) if such election would be permissible under Section 11(k) of the Plan and Code Section 409A. In addition to any applicable requirements under Code Section 409A, any such deferral election shall be made only while Employee remains employed and at a time permitted under Code Section 409A. The form under which an election is made shall set forth the time and form of payment of such amount deferred. Any amount deferred shall be subject to a six-month delay upon payment if required under Section 11(k)(i)(F) of the Plan. Any elective deferral will be subject to such additional terms and conditions as the Vice President - Corporate Services, or the officer designated by the Company as responsible for administration of the Agreement, may reasonably impose.

(c) Compliance with Code Section 409A. Other provisions of this Agreement notwithstanding, if Performance Shares constitute a "deferral of compensation" under Section 409A of the Code (“Code Section 409A”) as presently in effect or hereafter amended (i.e., the Performance Shares are not excluded or exempted under Code Section 409A or a regulation or other official governmental guidance thereunder; Note: an elective deferral under Section 6(b) would cause the Performance Shares, if not already, to be a deferral of compensation subject to Code Section 409A after the deferral), such Performance Shares shall be subject to the additional requirements set forth in Section 11(k) of the Plan.

7. Employee Representations and Warranties Upon Settlement. As a condition to the settlement of the Performance Shares, the Company may require Employee to make any representation or warranty to the Company as may be required under any applicable law or regulation.

8. Miscellaneous.

(a) Binding Agreement; Written Amendments. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties. This Agreement constitutes the entire agreement between the parties with respect to the Performance Shares, and supersedes any prior agreements or documents with respect to the Performance Shares. No amendment or alteration of this Agreement which may impose any additional obligation upon the Company shall be valid unless expressed in a written instrument duly executed in the name of the Company, and no amendment, alteration, suspension or termination of this Agreement which may materially impair the rights of Employee with respect to the Performance Shares shall be valid unless expressed in a written instrument executed by Employee.

(b) No Promise of Employment. The Performance Shares and the granting thereof shall not constitute or be evidence of any agreement or understanding, express or implied, that

Employee has a right to continue as an officer or employee of the Company for any period of time, or at any particular rate of compensation.

(c) Governing Law. The validity, construction, and effect of this Agreement shall be determined in accordance with the laws (including those governing contracts) of the state of New Jersey, without giving effect to principles of conflicts of laws, and applicable federal law.

(d) Fractional Performance Shares and Shares. The number of Performance Shares credited to Employee’s Account shall include fractional Performance Shares calculated to at least three decimal places, unless otherwise determined by the Committee. Unless settlement is effected through a third-party broker or agent that can accommodate fractional shares (without requiring issuance of a fractional Share by the Company), upon settlement of the Performance Shares Employee shall be paid, in cash, an amount equal to the value of any fractional Share that would have otherwise been deliverable in settlement of such Performance Shares.

(e) Mandatory Tax Withholding. Unless otherwise determined by the Committee, at the time of vesting and/or settlement the Company will withhold from any shares of Stock deliverable in settlement of the Performance Shares, in accordance with Section 11(d)(i) of the Plan, the number of shares of Stock having a value nearest to, but not exceeding, the minimum amount of income and employment taxes required to be withheld under applicable laws and regulations, and pay the amount of such withholding taxes in cash to the appropriate taxing authorities. Employee will be responsible for any withholding taxes not satisfied by means of such mandatory withholding and for all taxes in excess of such minimum withholding taxes that may be due upon vesting or settlement of Performance Shares.
(f) Statements. An individual statement of each Employee’s Account will be issued to Employee at such times as may be determined by the Company. Such a statement shall reflect the number of Performance Shares credited to Employee’s Account, transactions therein during the period covered by the statement, and other information deemed relevant by the Company. Such a statement may be combined with or include information regarding other plans and compensatory arrangements. Employee’s statements shall be deemed a part of this Agreement, and shall evidence the Company’s obligations in respect of Performance Shares, including the number of Performance Shares credited as a result of Dividend Equivalents (if any). Any statement containing an error shall not, however, represent a binding obligation to the extent of such error, notwithstanding the inclusion of such statement as part of this Agreement.

(g) Unfunded Obligations. The grant of the Performance Shares and any provision for distribution in settlement of Employee’s Account hereunder shall be by means of bookkeeping entries on the books of the Company and shall not create in Employee any right to, or claim against any, specific assets of the Company, nor result in the creation of any trust or escrow account for Employee. With respect to Employee’s entitlement to any distribution hereunder, Employee shall be a general creditor of the Company.

(h) Notices. Any notice to be given the Company under this Agreement shall be addressed to the Company at its principal executive offices, in care of the Vice President - Corporate Services, or the officer designated by the Company as responsible for administration of the Agreement, and any notice to Employee shall be addressed to Employee at Employee’s address as then appearing in the records of the Company.

(i) Shareholder Rights. Employee and any Beneficiary shall not have any rights with respect to shares of Stock (including voting rights) covered by this Agreement prior to the settlement and distribution of the shares of Stock as specified herein. Specifically, Performance Shares represent a contractual right to receive shares of Stock in the future, subject to the terms and conditions of this Agreement and the Plan, and do not represent ownership of shares of Stock at any time before the settlement of this Award and actual issuance of the shares of Stock.

Exhibit A
NEW JERSEY RESOURCES CORPORATION
2007 Stock Award and Incentive Plan
Performance Goal and Earning of Performance Shares

The number of Performance Shares earned by Participant shall be determined as of September 30, ____ (the “Earning Date”), based on the Company’s “Cumulative NFEPS” (defined below) over the 36-month period ending at the Earning Date. The number of Performance Shares earned will be determined based on the following table:

Cumulative NFEPS	Performance Shares Earned as a Percentage of Target Performance Shares

0%
50%
100%
150%

“Net Financial Earnings” or “NFE” is a financial measure not calculated in accordance with generally accepted accounting principles that the Company reports on a quarterly and annual basis to the public and in its quarterly reports on Form 10-Q and annual reports on Form 10-K that are filed with the Securities and Exchange Commission (“SEC”).

“NFEPS” shall be the NFE per basic share of Common Stock that the Company reports on a quarterly and annual basis to the public and in its quarterly reports on Form 10-Q and annual report on Form 10-K that are filed with the SEC. NFE per basic share were $[x.xx] for the fiscal year ended September 30, ____.

“Cumulative NFEPS” shall be the sum of the annual NFEPS for the three fiscal years (“FY”) ended September 30, ____, ___and ____ calculated as follows:

Cumulative NFEPS = NFEPSFY___ + NFEPSFY___ + NFEPSFY____

Upon achievement of Cumulative NFEPS at a point between any two specified Cumulative NFEPS levels, the Performance Shares earned will be mathematically interpolated on a straight-line basis.

Determinations of the Committee regarding the Cumulative NFEPS, the calculations related thereto, the resulting Performance Shares and related matters will be final and binding on the Participant.